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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2004

NBTY, INC.
(Exact name of registrant as specified in charter)

0-10666
(Commission file number)

DELAWARE (State or other jurisdiction of incorporation or organization)	11-2228617 (I.R.S. Employer Identification No.)
90 Orville Drive Bohemia, New York (Address of principal executive offices)	11716 (Zip Code)

(631) 567-9500
(Registrant's telephone number, including area code)

Item 4. Change in Registrant's Certifying Accountant

(a)
Previous independent accountants

(i)
Effective March 19, 2004, NBTY, Inc. (the "Registrant") dismissed PricewaterhouseCoopers LLP ("PwC") as its independent accountants.

(ii)
The reports of PwC on the Registrant's financial statements for the fiscal years ended September 30, 2002 and 2003 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

(iii)
The Audit Committee of the Board of Directors of the Registrant approved the decision to change independent accountants.

(iv)
During the fiscal years ended September 30, 2002 and 2003, and through March 19, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of PwC, would have caused PwC to make reference to the subject matter of the disagreement(s) in its reports on the financial statements for such years.

(v)
During the fiscal years ended September 30, 2002 and 2003, and through March 19, 2004, there were no reportable events (as defined in Item 304 (a)(1)(v) of Regulation S-K).

(vi)
The Registrant has provided a copy of the foregoing disclosure to PwC and has requested PwC furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of the letter from PwC dated March 23, 2004 is filed as Exhibit 16.1 to this Form 8-K.

(b)
New independent accountants

Effective March 19, 2004, the Registrant engaged Deloitte & Touche LLP ("Deloitte") as its new independent accountants. The Registrant has not consulted Deloitte during the fiscal years ending September 30, 2003 and 2002, or through March 19, 2004, with regard to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304 (a)(i)(iv) of Regulation S-K) or a reportable event (as defined in Item 304 (a)(1)(v) of Regulation S-K).

Item 7. Financial Statements and Exhibits

(c)
Exhibits

16.1
Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated March 23, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2004

NBTY, INC.
By:	/s/ HARVEY KAMIL Harvey Kamil President and Chief Financial Officer

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SIGNATURES